EXHIBIT 99.1

Dr. Augusto Ocana Resignation Letter

January 23, 2018

Dear Austin and Colleagues:

Please accept this as my formal resignation as Board Member of MEDITE Cancer Diagnostics, Inc., effective today, Tuesday, January 23, 2018.

I wish the best for MEDITE and each of you.

Sincerely,

/s/Dr. Augusto Ocana